Exhibit 99.1

LivePerson Announces Planned CEO Transition

Lead Independent Director Jill Layfield Appointed Board Chair

NEW YORK – July 12, 2023 - LivePerson, Inc. (NASDAQ: LPSN) (“LivePerson” or the “Company”), a global leader in Conversational AI, today announced that Robert LoCascio will depart as Chief Executive Officer, effective December 31, 2023 at the end of the term of his contract, which will not be renewed. Jill Layfield, Lead Independent Director of the Board, has assumed the role of Board Chair. The Company has retained a nationally recognized executive search firm to identify a successor and intends to effect a smooth and orderly transition. Mr. LoCascio will also resign from the Board concurrent with his departure as Chief Executive Officer.

“Since founding LivePerson over 25 years ago, we have been at the forefront of technology advancements, pushing the boundaries of digital and human conversations,” said LoCascio. “The AI landscape is evolving rapidly and LivePerson’s future is bright. I am committed to facilitating a seamless transition for all stakeholders, and remain focused on executing on our profitable growth goals. It has been a privilege to work with such a passionate, driven group of colleagues at LivePerson to pioneer new technology, innovate together with our customers and partners and drive significant value for our shareholders.”

“On behalf of the Board, I want to thank Rob for his dedication and leadership for nearly three decades,” said Board Chair Jill Layfield. “Rob has been a technological disruptor and visionary in the way people connect with brands, establishing LivePerson as a global leader in Conversational AI. We are excited to capitalize on the launch of our new generative AI products and platforms, and are focused on identifying a CEO who will build on our market leadership and usher in the next chapter of growth to deliver enhanced stockholder value.”

About Jill Layfield

Jill Layfield has deep experience in consumer branded retail, online and offline commerce. Layfield previously served as the Lead Independent Director on the LivePerson Board. Layfield currently serves on the board of The Orvis Company. Previously, Layfield served on the boards of Camber Outdoors and SmartPak Equine. She is the CEO of James Michelle Jewelry, a digitally-native, direct-to-consumer, jewelry company. Layfield was the co-founder and CEO of Tamara Mellon. She also served as President and CEO at Backcountry.com. During her tenure at Backcountry.com, she significantly grew the company, which was acquired by TSG Consumer Partners. Layfield received a B.A. degree in Communications-Journalism from Santa Clara University.

About LivePerson, Inc.

LivePerson (NASDAQ: LPSN) is a global leader in trustworthy and equal AI for business. Hundreds of the world’s leading brands — including HSBC, Chipotle, and Virgin Media — use our Conversational Cloud platform to engage with millions of consumers safely and responsibly. We power nearly a billion conversational interactions every month, providing a uniquely rich data set and safety tools to unlock the power of Generative AI and Large Language Models for better business outcomes. Fast Company named us the #1 Most Innovative AI Company in the world. To talk with us or our AI, please visit liveperson.com.

Forward Looking Statements

Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include without limitation, our ability to execute on and deliver our current business and product plans and goals, and the other factors described in the Risk Factors section of the Company’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 16, 2023 and as from time to time updated in LivePerson’s Quarterly Reports on Form 10-Q. The list of risk factors is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements.

Media Contact:

Mike Tague

pr@liveperson.com